UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 9, 2017

Hostess Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-37540	47-4168492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 East Armour Boulevard, Kansas City, Missouri		64111
(Address of principal executive offices)		(Zip Code)
(816) 701-4600
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On January 9, 2017, Hostess issued a press release announcing the voluntary recall of its Holiday White Peppermint Hostess® Twinkies® because of a recall by Blommer Chocolate Company of the confectionary coating used on the Holiday White Peppermint Hostess Twinkies product. The confectionary coating contains milk powder ingredients recalled by Valley Milk Products, LLC due to a concern of Salmonella contamination. No illnesses have been reported to date, and none of the confectionary coating sampled has tested positive for Salmonella. However, Hostess is initiating this voluntary recall out of an abundance of caution.
This recall applies only to the White Peppermint Hostess Twinkies (UPC 888109111571), which were only sold in multipack boxes (9 individually wrapped cakes in a box). This recall does not affect any other Hostess products. The products were sold to mass merchandisers, grocery stores, distributors, dollar and discount stores, and convenience stores throughout the United States.
Although it is too early to estimate the total cost of the recall, Hostess currently expects these costs to be immaterial and to fully recover such costs from its existing insurance policies and third-party indemnities.

The information contained in the press release, which is attached to this report as Exhibit 99.1, is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibits

99.1	Press Release dated January 9, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSTESS BRANDS, INC.

Date: January 9, 2017	By:	/s/ Thomas Peterson
	Name:	Thomas Peterson
	Title:	Executive Vice President, Chief Financial Officer

Exhibit List

Exhibit No.	Description of Exhibits

99.1	Press Release dated January 9, 2017.